Exhibit 23.5

9/F, Office Tower CI, Oriental Plaza, I East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 IO 8525 5500 Fax: +86 LO 8525 5511 / 8525 5522

Beijing· Shanghai· Shenzhen· Hong Kong· Haikou · Wuhan· Singapore· New York

www.hankunlaw.com

Date:	December 5, 2024

To:	Webull Corporation (the “Company”)

200 Carillon Parkway
St. Petersburg, Florida 33716 (917)
725-2448

Dear Sir/Madam:

We are a qualified law firm in the People’s Republic of China (the “PRC”, for purposes of this consent only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region or the Taiwan Region of the PRC), and we have acted as PRC legal counsel as to the laws of the PRC to the Company in connection with the Company’s registration statement on Form F-4, as amended (the “Registration Statement”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 5, 2024 under the Securities Act of 1933 (as amended) in relation to the proposed Business Combination (as defined in the Registration Statement) of the Company with SK Growth Opportunities Corporation.

We hereby consent to the reference of our name in the Registration Statement and the filing of this consent with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the catego1y of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Han Kun Law Offices
Han Kun Law Offices

CONFIDENTIALITY. TIUs document contains confidential infonnatiou which may be protected by privilege from disclosure. Unless you are the intended or authorised recipient, you shall not copy, print. use or distribute it or any part thereof or cany out any act pursuant thereto and shall advise Han Kim Law Offices Ullll.lediately by telephone, e-mail or facsimile and return it promptly by mail. Thank you.